UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2012

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey		07417-1880
(Address of Principal Executive Offices)		(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Becton, Dickinson and Company (the “Company”) was held on January 31, 2012. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2013 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Basil L. Anderson	151,127,340	4,061,283	251,351	22,804,298
Henry P. Becton, Jr.	153,154,462	1,978,491	307,020	22,804,298
Edward F. DeGraan	151,385,264	3,791,327	263,383	22,804,298
Vincent A. Forlenza	153,703,910	1,499,603	233,590	22,804,298
Claire M. Fraser-Liggett	154,370,094	816,437	253,443	22,804,298
Christopher Jones	154,177,015	994,194	268,764	22,804,298
Marshall O. Larsen	149,113,618	6,052,285	274,071	22,804,298
Edward J. Ludwig	152,628,092	2,549,167	262,602	22,804,298
Adel A.F. Mahmoud	153,826,465	1,334,158	279,351	22,804,298
Gary A. Mecklenburg	154,064,577	1,101,820	273,577	22,804,298
James F. Orr	148,066,094	7,019,439	354,441	22,804,298
Willard J. Overlock, Jr.	150,678,809	4,495,168	265,997	22,804,298
Bertram L. Scott	151,350,349	3,723,431	366,194	22,804,298
Alfred Sommer	153,292,381	1,793,959	353,634	22,804,298

Item No. 2:  Theappointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
176,852,247	1,163,773	228,252

Item No. 3:  Theshareholders approved, on an advisory, non-binding basis, the compensation of certain executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
143,104,829	8,121,873	4,213,272	22,804,298

Item No. 4:  Theshareholders rejected a shareholder proposal requesting the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,313,355	114,283,216	842,603	22,805,098

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: February 2, 2012